Exhibit 1.1

EXECUTION COPY

RBC BEARINGS INCORPORATED

(a Delaware corporation)

9,288,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: August 9, 2005

Table of Contents

SECTION 1. Representations and Warranties.

(a)	Representations and Warranties by the Company

	(i)	Compliance with Registration Requirements
	(ii)	Independent Accountants
	(iii)	Financial Statements
	(iv)	No Material Adverse Change in Business
	(v)	Good Standing of the Company
	(vi)	Good Standing of Subsidiaries
	(vii)	Capitalization
	(viii)	Authorization of Agreement
	(ix)	Authorization and Description of Securities
	(x)	Absence of Defaults and Conflicts
	(xi)	Absence of Labor Disputes
	(xii)	Absence of Proceedings
	(xiii)	Accuracy of Exhibits
	(xiv)	Possession of Intellectual Property
	(xv)	Absence of Further Requirements
	(xvi)	Absence of Manipulation
	(xvii)	Possession of Licenses and Permits
	(xviii)	Title to Property
	(xix)	Investment Company Act
	(xx)	Environmental Laws
	(xxi)	Registration Rights
	(xxii)	Related Party Transactions
	(xxiii)	Suppliers
	(xxiv)	Insurance
	(xxv)	Accounting Controls
	(xxvi)	Disclosure Controls
	(xxvii)	No Extension of Credit
	(xxviii)	Sarbanes-Oxley Act
	(xxix)	Tax Returns
	(xxx)	Pre-Offering Transactions

(b)	Representations and Warranties by the Selling Shareholders

	(i)	Accurate Disclosure
	(ii)	Authorization of this Agreement
	(iii)	Authorization of Power of Attorney and Custody Agreement
	(iv)	Noncontravention
	(v)	Certificates Suitable for Transfer
	(vi)	Valid Title
	(vii)	Delivery of Securities

i

	(viii)	Absence of Manipulation
	(ix)	Absence of Further Requirements
	(x)	Restriction on Sale of Securities
	(xi)	No Association with NASD
	(xii)	Power and Authority

(c)	Officer’s Certificates

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)	Initial Securities

(b)	Option Securities

(c)	Payment

(d)	Denominations; Registration

SECTION 3. Covenants of the Company

(a)	Compliance with Securities Regulations and Commission Requests

(b)	Filing of Amendments

(c)	Delivery of Registration Statements

(d)	Delivery of Prospectuses

(e)	Continued Compliance with Securities Laws

(f)	Blue Sky Qualifications

(g)	Rule 158

(h)	Use of Proceeds

(i)	Listing

(j)	Restriction on Sale of Securities

(k)	Reporting Requirements

SECTION 4. Payment of Expenses.

(a)	Expenses

(b)	Expenses of the Selling Shareholders

(c)	Termination of Agreement

(d)	Allocation of Expenses

SECTION 5. Conditions of Underwriters’ Obligations

(a)	Effectiveness of Registration Statement

(b)	Opinion of Counsel for Company

(c)	Opinion of Counsel for the Selling Shareholders

(d)	Opinion of Counsel for Underwriters

(e)	Officers’ Certificate

(f)	Certificate of Selling Shareholders

(g)	Accountant’s Comfort Letter

(h)	Bring-down Comfort Letter

(i)	Approval of Listing

(j)	No Objection

(k)	Lock-up Agreements

(l)	Employment Agreement

(m)	Pre-Offering Transactions

(n)	Conditions to Purchase of Option Securities

(i) Officers’ Certificate
(ii) Certificate of Selling Shareholders
(iii) Opinions of Counsel for Company
(iv) Opinion of Counsel for the Selling Shareholders
(v) Opinion of Counsel for Underwriters
(vi) Bring-down Comfort Letter

(o)	Additional Documents

(p)	Termination of Agreement

SECTION 6. Indemnification.

(a)	Indemnification of Underwriters

(b)	Indemnification of Company, Directors, Officers and Selling Shareholders

(c)	Actions against Parties; Notification

(d)	Settlement without Consent if Failure to Reimburse

(e)	Other Agreements with Respect to Indemnification

SECTION 7. Contribution

SECTION 8. Representations, Warranties and Agreements to Survive

SECTION 9. Termination of Agreement.

(a)	Termination; General

(b)	Liabilities

SECTION 10. Default by One or More of the Underwriters

SECTION 11. Default by one or more of the Selling Shareholders or the Company

SECTION 12. Tax Disclosure

SECTION 13. Notices

SECTION 14. Parties

SECTION 15. GOVERNING LAW

SECTION 16. TIME

SECTION 17. Counterparts

SECTION 18. Effect of Headings

SCHEDULES

Schedule A	—	Name of Underwriters
Schedule B	—	List of Selling Shareholders
Schedule C	—	Pricing Information
Schedule D	—	List of Persons and Entities Subject to Lock-up

EXHIBITS

Exhibit A	—	Form of Opinion of Company’s Counsel
Exhibit B	—	Form of Opinion of Counsel for the Selling Shareholders

RBC BEARINGS INCORPORATED

(a Delaware corporation)

9,288,000 Shares of Common Stock

($0.01 Par Value)

PURCHASE AGREEMENT

August 9, 2005

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

KeyBanc Capital Markets, a division of McDonald Investments, Inc.

Jefferies & Company, Inc.

  as Representatives of the several Underwriters

c/o             Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, New York  10281-1209

Ladies and Gentlemen:

RBC Bearings Incorporated, a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (collectively, the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, KeyBanc Capital Markets and Jefferies & Company, Inc., are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto, and (ii)  the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,243,200 additional shares of Common Stock to cover over-allotments, if any.  The aforesaid 9,288,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,243,200 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-124824), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Prior to the consummation of the sale of the Securities, (1) the Company will amend the certificate of incorporation to effect a 5-for-2 stock split of the Common Stock, (2) all outstanding shares of the Company’s Class B preferred stock will be converted in accordance with their terms into 1,846,396 (on a post stock split basis) shares of Class A common stock,   shares of Class C preferred stock and shares of Class D preferred stock, (3) all of the outstanding shares of the Company’s Class C Preferred Stock will be redeemed, (4) all of the outstanding shares of the Company’s Class D preferred stock will be repurchased, (5)  the Company’s certificate of incorporation will be amended and restated to effect the authorization of 60,000,000 shares of Common Stock (of which 15,458,833 will be outstanding), 10,000,000 shares of undesignated preferred stock (of which none will be outstanding),  and the reclassification into Common Stock of all other classes of common and preferred stock, as otherwise described in the Prospectus, and (6) all outstanding options and warrants will become exercisable into shares of Common Stock (collectively, in each case as more precisely described in the Prospectus, the “Pre-Offering Transactions”).

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and the Company has not received any notice that proceedings for that purpose have been instituted or are pending or,, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto).  The parties acknowledge and agree that such information consists of the information set forth in Section 6(c).

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto and the other pro forma and as adjusted financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements and pro forma financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included in the Registration Statement and the Prospectus.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)                              Good Standing of Subsidiaries.  Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(vii)                           Capitalization.  The authorized, issued and outstanding capital stock of the Company is (or will be at the Closing Time) as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and have been (or will be at the Closing Time) validly issued and are (or will be at the Closing Time) fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was (or will be at the Closing Time) issued in violation of the preemptive or other similar rights of any securityholder of the Company; the shares of Common Stock to be issued by the Company in connection with the Pre-Offering Transactions, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and as of the Closing Time will be validly issued and fully paid and non-assessable and will not be issued in violation of the preemptive or other similar rights of any securityholder of the Company and will not trigger any anti-dilution rights of any security holder of the Company; the sale of shares of Common Stock by the Company to the Underwriters will not trigger any anti-dilution rights of any securityholder of the Company and the sale of shares of Common Stock by the Selling Shareholders to the Underwriters will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(viii)                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)                                Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(x)                                   Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the consummation of the Pre-Offering Transactions and the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except such violation of applicable law, statute, rule, regulation, judgment, order, writ or decree that would not result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xi)                                Absence of Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xii)                             Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement (including the Pre-Offering Transactions) or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xiii)                          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv)                         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xv)                            Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (including the Pre-Offering Transactions and the use of the proceeds of the sale of the Securites as described in the Prospectus under “Use of Proceeds”), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvi)                         Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii)                      Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)                   Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties as described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not reasonably be expected to result in a Material Adverse Effect.

(xix)                           Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)                              Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release, to the knowledge of the Company, or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events, facts or circumstances that would reasonably be expected to form the basis of any liability or obligation of the Company or any of its subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or any Environmental Laws.

(xxi)                           Registration Rights.  Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement (except for rights which have been complied with or waived) or otherwise registered by the Company under the 1933 Act.

(xxii)                        Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(xxiii)                     Suppliers.  Except as described in the Registration Statement, or as would not reasonably be expected to have a Material Adverse Effect, no supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or indicated an interest in decreasing or ceasing its sales to the Company or materially increasing pricing or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices.

(xxiv)                    Insurance.  The Company and its subsidiaries carry insurance in such amounts and covering such risks as are adequate in the reasonable judgment of the Company for the conduct of their respective businesses and the value of their respective properties and the Company believes that, following the completion of the offering, it and its subsidiaries will continue to be able to obtain insurance on substantially the same terms as it now possesses.

(xxv)                       Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization;  (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;  (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)                    Disclosure Controls.  The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxvii)                 No Extension of Credit.  The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to any director or executive officer of the Company or its subsidiaries, or to or for the family member or affiliate of any director or executive officer of the Company or its subsidiaries, except for extensions of credit no longer outstanding.

(xxviii)              Sarbanes-Oxley Act.  As of the Closing Time, the Company and any of the Company’s directors or officers, in their capacities as such, will comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(xxix)                      Tax Returns.  The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxx)                         Pre-Offering Transactions.  The Pre-Offering Transactions have been duly authorized by the Company and have been consummated by the Company on or before the Closing Time.  The Company’s Amended and Restated Charter as described in the Prospectus has been approved by all necessary corporate, board and shareholder action, does not require any governmental or third party approval and will be in full force and effect on or before the Closing Time.  The issuance of shares of Common Stock in accordance with the Pre-Offering Transactions does not require registration under the 1933 Act or the 1933 Act Regulations and will not be integrated with the sale of the Securities hereunder.

(b)                                 Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)                                     Accurate Disclosure.  The information which relates specifically to each Selling Shareholder, as set forth under the caption “Principal and Selling Shareholders”

does not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein; there are no agreements between such Selling Shareholder and any other Selling Shareholder that would be required to be described in the Prospectus that are not so described; and each such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

(ii)                                  Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii)                               Authorization of Power of Attorney and Custody Agreement.  The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder and, assuming the due authorization, execution and delivery by the other parties thereto,  is the valid and binding agreement of such Selling Shareholder; the Custodian (as defined below) is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefore; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(n) and 5(o) on behalf of such Selling Shareholder, to exercise the Options and/or Warrants for shares of Common Stock, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder, as provided in Section 2(a) hereof, to agree to an upsizing or downsizing of the Offering or cutback in the number of Securities to be sold by the Selling Shareholder, provided that except as otherwise agreed to any such upsizing or downsizing or cutback is allocated on a pro rata basis among the Selling Shareholders, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder under the Purchase Agreement, to take actions and execute and deliver all such agreements, documents,  instruments and certificates as may be necessary or desirable, otherwise to act on behalf of such Selling Shareholder in connection with this Agreement, Pre-Offering Transactions (including, without limitation, the stock split of the Common Stock),  the sale of Shares to the Underwriters and the offering of Securities by the Underwriters and the registration of Securities by the Company and approve any of the Pre-Offering Transactions on behalf of the Selling Shareholder.

(iv)    Noncontravention.  The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, including any applicable state laws requiring any spousal or other consent in connection with the disposition of property by the Selling Stockholder (except for such conflicts, breaches or defaults that would adversely effect such Selling Shareholder’s ability to fulfill its obligations hereunder or under the Power of Attorney and Custody Agreement in any material respect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties (except for violations of any treaty, law, statute, rule, regulation, judgment, order, writ or decree that would adversely effect such selling shareholder’s ability to fulfill its obligations hereunder or under the Power of Attorney and Custody Agreement in any material respect). Such Selling Shareholder has no registration rights with respect to the Registration Statement other than rights which have been complied with by the Company or waived by such Selling Shareholder.

(v)                                 Certificates Suitable for Transfer.  The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).  Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed,  or warrants exercisable for such Securities or common or preferred stock convertible into or which may be exchanged for such Securities, have been placed in custody with RBC Bearings Incorporated (the “Custodian”) (in the form of shares of Class A common stock,  Class B common stock (or Common Stock) or options and/or warrants (evidenced by option agreements and warrant agreements to which the undersigned is a party)) with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(vi)                              Valid Title.  At the Closing Time, such Selling Shareholder has valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances other than pursuant to this Agreement and other than those arising from the lock-up agreements contemplated by Section 5(l) hereof, and all legal right and power, and all authorization and approval required by law, and further represents that such Selling Stockholder has obtained and delivered any consents, including spousal consents, to transfer his, her or its Securities required by applicable state law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(vii)                           Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser”, within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation”, within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(viii)                        Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)                                Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of his, her or its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this

Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(x)                                   Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  Notwithstanding the foregoing, such Selling Shareholder may transfer any Securities without the prior written consent of Merrill Lynch, so long as such transfer does not give rise to a public filing requirement pursuant to the 1933 Act, the 1934 Act or otherwise,  (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restriction set forth herein, (ii) to any trust for the direct or indirect benefit of the Selling Shareholder or the immediate family of the Selling Shareholder, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as a distribution to partners or stockholders of the Selling Shareholder, provided that the distributee agrees in writing to be bound by the restrictions set forth herein and provided further that any such distribution shall not involve a disposition for value or (iv) to the Selling Shareholder’s affiliates or to any investment fund or other entity controlled or managed by the Selling Shareholder,  provided that the transferee agrees in writing to be bound by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value.  In addition, the Selling Shareholder may exercise any warrants or options (in each case as described in the Prospectus) to purchase securities of the Company held by such Selling Shareholder; provided that the Selling Shareholder hereby acknowledges and agrees that any securities of the Company issued upon exercise of such warrants or options shall be subject to the restrictions set forth in this paragraph.  The Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the locked-up Securities except in compliance with the foregoing restrictions.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding the foregoing, if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the such 180-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(xi)                                No Association with NASD.  Neither such Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, (dd) of the By-laws of the National Association of Securities Dealers, Inc.) of, any member firm of the National Association of Securities Dealers, Inc., other than as set forth on an exhibit to such Selling Shareholder’s Power of Attorney and Custody Agreement.

(xii)                             Power and Authority.   If any Selling Shareholder is a corporation, partnership, limited partnership, limited liability company or trust, such Selling Shareholder has been duly organized or incorporated and is validly existing as a corporation, partnership, limited partnership, limited liability company or trust, as the case may be, in good standing under the laws or its jurisdiction of incorporation or organization, as applicable.

(c)                                  Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to matters covered thereby.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustment among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchase of fractional securities.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,243,200 shares of Common Stock set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, first from the Selling Shareholders on a pro rata basis in accordance with the number of Option Securities of each of the Selling Shareholders set forth in Schedule B and then from the Company, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the

Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                                Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  Neither the consent to nor the distribution of any amendment shall constitute a waiver of any of the conditions of Section 5 hereof.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                 Rule 158.  The Company will timely file such reports pursuant to the Securities and Exchange Act (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)                                     Listing.  The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market.

(j)                                     Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued in connection with the Pre-Offering Transactions as described in the Prospectus.  Notwithstanding the foregoing, if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the such 180-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)                               Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder, subject to any permitted extensions thereunder.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses.  The Company and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $5,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent, registrar or custodian for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, travel and lodging expenses of the representatives and officers of the Company and one-half of the total cost of aircraft or other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $10,000) in connection with, the review by the NASD of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the quotation of the Securities on the Nasdaq National Market.  Except as otherwise set forth herein, the Underwriters shall be responsible for all other expenses incurred by them, including the fees and expenses of their counsel.

(b)                                 Expenses of the Selling Shareholders.  The Company, jointly and severally, will pay all expenses incident to the performance of the Selling Shareholders’ respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of the Selling Shareholders’ respective counsel and other advisors.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (ii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)                                 Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.                                Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)                                 Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of each of Kirkland & Ellis LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the subsidiaries and certificates of public officials.

(c)                                  Opinion of Counsel for the Selling Shareholders.  At Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the subsidiaries and certificates of public officials.

(d)                                 Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)                                    Certificate of Selling Shareholders.  At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)                                     Approval of Listing.  At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

(j)                                     No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)                                  Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received a lock-up agreement acceptable to the Representatives signed by the persons listed on Schedule D hereto.

(l)                                     Employment Agreement.  At the date of this Agreement, the Representatives shall have received an executed amended employment agreement with Dr. Hartnett as described in the Prospectus satisfactory to the Representatives.

(m)                               Pre-Offering Transactions.  At Closing Time, the Pre-Offering Transactions as described in the Prospectus shall have been consummated in a manner reasonably satisfactory to the Representatives.

(n)                                 Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Certificate of Selling Shareholders.  A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii)                               Opinions of Counsel for Company.  The opinion of Kirkland & Ellis LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)                              Opinion of Counsel for the Selling Shareholders.  The opinion of counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)                                 Opinion of Counsel for Underwriters.  The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)                              Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(o)                                 Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters; and the Company shall have obtained all consents and/or waivers which may reasonably be required in order to consummate the issuance and sale of the Securities as herein contemplated.

(p)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of Underwriters by the Company.   The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the

1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any of the Underwriters with respect to the Prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time or Date of Delivery, as applicable, a copy of the final prospectus, as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time or Date of Delivery, as applicable, to allow for distribution by the Closing Time or Date of Delivery, as applicable,) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final prospectus as, if applicable, amended or supplemented prior to the Closing Time or Date of Delivery, as applicable, and such prospectus was required by law to be delivered at or prior to the written confirmation of the sale to such person.

(b)                                 Indemnification of Underwriters by Selling Shareholders.  Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), and (ii) above; provided, however, that this indemnity agreement shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  It is hereby understood that each Selling Shareholder shall be deemed to have provided the information with respect to such Selling Shareholder as set forth under the caption “Principal and Selling Shareholders.”  Notwithstanding anything to the contrary contained herein, the extent of such Selling Shareholder’s liability under this Agreement shall be limited to the net proceeds received by such Selling Shareholder from the sale of the shares of Common Stock by such Selling Shareholder pursuant to this Agreement.

(c)                                  Acknowledgement by the Company and the Selling Shareholders.  The Company and the Selling Shareholders also acknowledge and agree that (i) the purchase and sale of any Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters of such Securities, on the other hand, (ii) in connection with the public offering of the Securities and the process leading to such transaction each Underwriter will act solely as a principal and not as agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter will have any obligation to the Company with respect to the Offering except the obligations expressly set forth herein, (iv) any Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(d)                                 Indemnification of Company, Directors and Officers and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The parties hereto agree that such written information consists of:  the information in the table under the caption “Underwriting,” the information in the first paragraph under the caption “Underwriting—Commissions and Discounts,” and the information under the caption “Underwriting—Internet Distribution”; provided however, that the Underwriters shall not be liable for any losses, liabilities, claims, damages or expenses arising out of or based upon the Company’s failure to perform its obligations under Section 3(a) of this Agreement.

(e)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)                                    Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel with respect to a claim in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)                                 Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.                                Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of its Securities pursuant to this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.  The Selling Shareholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.                                Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any of the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholders and (ii) delivery of and payment for the Securities.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii)  the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Default by one or more of the Selling Shareholders or the Company.  (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)                                 If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                          Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10281-1201, attention of Michael L. Santini; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478, attention of President; with a copy to Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, NY 10022, attention of Joshua N. Korff, Esq.; and notices to the Selling Shareholders shall be directed to Whitney & Co., LLC, attention of Ransom Langford; with a copy to Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, NY 10022, attention of Joshua N. Korff, Esq; with a copy to Fox Rothschild LLP, 2700 Kelly Road, Suite 300, Warrington, PA 18976, attention of Elizabeth D. Sigety, Esq.

SECTION 14.                          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16.                          TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.                          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18.                          Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

RBC BEARINGS INCORPORATED

By:
Name:
Title:

SELLING SHAREHOLDERS

By:
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS INC.

JEFFERIES & COMPANY, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:
Authorized Signatory

For themselves and as Representatives of the
other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriters	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,037,200
KeyBanc Capital Markets, a division of McDonald Investments, Inc.	2,322,000
Jefferies & Company, Inc.	928,800

Total	9,288,000

1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold

RBC Bearings Incorporated	6,273,000	761,516
Dr. Michael J. Hartnett	295,827	194,702
Phillip H. Beausoleil	26,000
Thomas C. Crainer	17,000
Richard J. Edwards	64,000
Whitney RBHC Investor, LLC	2,030,099	286,982
Hartnett Family Investments, LP	405,173
Ronald E. Lemansky	27,000
Christopher S. Thomas	16,000
Tom King	10,000
George Sabochick	9,000
Frederick Morlok	81,425
Kirk Morrison	33,476

Total	9,288,000	1,243,200

1

SCHEDULE C

RBC BEARINGS INCORPORATED

9,288,000 Shares of Common Stock

($0.01 Par Value Per Share)

1.                                       The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $14.50.

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $13.485, being an amount equal to the initial public offering price set forth above less $1.015 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

1

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

RBC Bearings Incorporated

Dr. Michael J. Hartnett

Daniel A. Bergeron

Phillip H. Beausoleil

Thomas C. Crainer

Richard J. Edwards

Richard R. Crowell

Dr. Amir Faghri

William P. Killian

Michael Stone

Rose Asamura

Patrick Bannon

Barry Boyan

John Clark

Paul Eiffel

Ed Guydan

Alex Habivand

Jim Layton

Bob Lugosi

Sam Nunn

David Pirog

Chris Sommers

Sommers Family Trust

Keith Thomas

Ed Trainer

A. Tyler

Karl Wickenheiser

Bruce Whipple

Jane Bohrer

David Harvey

Kurt Larsen

Larsen (401 K Plan)

Janine Myers

William Myers

Mich Quain

Brian Sanderson

Each of the Selling Shareholders set forth in Schedule B

1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

August    , 2005

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

KeyBanc Capital Markets, a division of McDonald Investments, Inc.

Jefferies & Company, Inc.

As representatives (the “Representatives”) of the

several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, NY 10281-1209

Re:                               RBC Bearings Incorporated

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for RBC Bearings Incorporated, a Delaware corporation (the “Company” or “RBC”), pursuant to Section 5(b) of the Purchase Agreement (the “Purchase Agreement”) dated August 9, 2005, among you, as the underwriters, the Company and the Selling Stockholders listed on Schedule B thereto (the “Selling Stockholders”), relating to the sale by the Company to you of common shares, par value $0.01 per share, of the Company (the “Shares”).  Each capitalized term used but not defined herein has such meaning as ascribed to such term in the Purchase Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)                                  the Registration Statement filed on Form S-1 (No, 333-124824), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) on May 11, 2005, as amended by Amendment No.1 thereto filed with the Commission and dated June 27, 2005, Amendment No. 2 thereto filed with the Commission and dated July 26, 2005, Amendment No. 3 thereto filed with the Commission and dated August 5, 2005, and Amendment No. 4 thereto filed with the Commission and dated August 8, 2005, including the prospectus contained therein (the “Registration Statement”); and;

(b)                                 the Registration Statement filed on Form S-1 (No. 333-127374) filed with the Commission and dated August 9, 2005 pursuant to Rule 462(b) of the Securities Act (the “462(b) Registration Statement”);

(c)                                  the Company’s prospectus dated August 9, 2005 covering the offering of the Shares through the Underwriters, in the form which includes the initial offering price and related terms of the Shares (the “Prospectus”);

(d)                                 an executed copy of the Purchase Agreement;

(e)                                  a specimen certificate for the Shares;

(f)                                    a certified copy of the Amended and Restated Certificate of Incorporation of the Company as amended through August 15, 2005;

(g)                                 certified copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated August 8, 2005;

(h)                                 the Bylaws of the Company as amended through August 15, 2005;

(i)                                     the consent in lieu of special meeting of stockholders dated August 7, 2005;

(j)                                     a certified copy of the resolutions of the Board of Directors of the Company, dated June 13, 2005, August 2, 2005, respectively, and the Pricing Committee thereof dated, August 9, 2005;

(k)                                  a certified copy of each agreement listed on Schedule A hereto (the “Reorganization Agreements”); and

(l)                                     copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as basis for the opinions set forth below.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.                                       The Company has been duly incorporated and is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.  Each of the Company’s subsidiaries set forth on Schedule B hereto (the “Subsidiaries”), is a corporation, partnership or limited liability company, existing and in good standing under the laws of their respective jurisdictions of organization or formation.  Each of the Company and its Subsidiaries is qualified to do business and is in good standing in its state of organization or formation and in every other state listed opposite its name on Schedule B hereto, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the 462(b) Registration Statement or Prospectus all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, to our knowledge, except as set forth on Schedule B hereto (based solely on our review of the applicable minute books and stock records of the Subsidiaries), all of the capital stock of the Subsidiaries is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or other similar rights of any security holder of such Subsidiary.

3.                                       The Company has the corporate power to enter into and perform its obligations under the Purchase Agreement and to own or lease its properties and to conduct its business as described in the Prospectus.  Each Subsidiary has the corporate, partnership or limited liability power to own or lease its properties and to conduct its business as described in the Prospectus.

4.                                       As of the date hereof, the authorized capital stock of the Company consists of (i) 60,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, and all of the issued shares of capital stock of the Company (other than the Initial Securities) have been duly authorized and issued and are fully paid and non-assessable.  None of the issued shares of capital stock of the Company (other than the Initial Securities) was subject to any preemptive rights under the terms of the statute under which the Company is incorporated, under the Company’s Amended and Restated Certificate of Incorporation or By-laws or under any contractual provision of which we have knowledge.

5.                                       The issuance of the Initial Securities to be sold by the Company on the date hereof pursuant to the Purchase Agreement have been duly authorized and when appropriate certificates representing such Initial Securities are duly countersigned by the Company’s transfer agent and registered and delivered against payment of the agreed consideration therefor in accordance with the Purchase Agreement, such Initial Securities will be validly issued, fully paid and nonassessable and no holder of the Initial Securities is or will be subject to personal liability by reason of being such a holder.  The issuance and sale of such Initial Securities is not subject to any preemptive rights under the terms of the statute under which the Company is incorporated, under the Company’s Amended and Restated Certificate of Incorporation or By-laws or under any contractual provision of which we have knowledge.

6.                                       The Company’s authorized, issued and outstanding capital stock (other than the Initial Securities) is as set forth in the column entitled “Actual” under the heading “Capitalization”, and conforms in all material respects to the description of the terms thereof contained, under the heading “Description of Capital Stock” in the Prospectus.

7.                                       The Purchase Agreement has been duly authorized, executed and delivered by the Company.

8.                                       The Reorganization Agreements have been duly authorized, executed and delivered by the Company.

9.                                       No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to be obtained by the Company for the issue, sale and delivery of the Initial Securities or the consummation of the Pre-Offering Transactions, except for the registration under the Securities Act and the Exchange Act of the Initial Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Initial Securities by the Underwriters.

10.                                 To our knowledge, no legal or governmental investigations or proceedings are pending or threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject (i) that would be required under Item 103 of Regulation S-K under the Securities Act to be disclosed in a registration statement or prospectus that are not described in the Prospectus or (ii) that seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Initial Securities or the consummation of the other transactions contemplated by the Purchase Agreement.

11.                                 A member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities

Act on August 9, 2005, the Rule 462(b) Registration Statement is effective under the Securities Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and we have no knowledge that any stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission.

12.                                 The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Amended and Restated Certificate of Incorporation and By-laws of the Company and the requirements of Nasdaq.

13.                                 The execution and delivery of the Purchase Agreement and the Reorganization Documents by the Company and the consummation of the transactions contemplated thereby, and the performance of its obligations thereunder (including the Pre-Offering Transactions, issuance and sale of the Initial Securities and the use of proceeds from the sale of the Initial Securities as described in the Prospectus under the caption “Use of Proceeds”) do not (i) violate the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any Subsidiary, (ii) constitute a violation by the Company of any applicable provision of any Applicable Law (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement would be permitted), or (iii) breach, or result in a default under, any existing obligation of the Company or any Subsidiary or result in the creation of an imposition of any lien, charge or encumbrance except such breaches, defaults, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect under any of the agreements or forms of the agreements filed as an exhibit to the Registration Statement.  Certain agreements filed as exhibits to the Registration Statement contain debt incurrence tests and/or other financial covenants and tests; we have not attempted to independently apply any of those covenants or tests.  Representatives of the Company have however advised us that they have applied all of those test and covenants and have determined that none of those tests or covenants will be breached by the consummation of the transactions contemplated by the Purchase Agreement, and we have assumed without investigation that such advice and determination are correct.

14.                                 To our knowledge, there are no contracts to which the Company or any of its Subsidiaries is a party that has caused us to conclude that such contract is required to be filed as an exhibit to the Registration Statement but has not been so filed.

15.                                 The Company is not, and immediately after the sale of the Initial Securities to the Underwriters and application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940.

16.                                 The information in the Prospectus under “Certain U.S. Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Amended and Restated Certificate of Incorporation and Bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

17.                                 Except as disclosed in the Prospectus, none of the agreements or forms of the agreements filed as an exhibit to the Registration Statement grant any person the right to require the Company to include any securities with the Initial Securities registered pursuant to the Registration Statement that have not been otherwise complied with or waived.

*********

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Registration Statement, the 462(b) Registration Statement and the Prospectus involved many determinations of a wholly or partially nonlegal character.  We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement, the 462(b) Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement, the 462(b) Registration Statement or the Prospectus (including the actions described in the next paragraph) were sufficient to cause the Registration Statement, the 462(b) Registration Statement or the Prospectus to be accurate, complete or fair.  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the 462(b) Registration Statement or the Prospectus except to the extent set forth in numbered paragraph 6 and 16 above.

We can, however, confirm that we have participated in the preparation of and reviewed the Registration Statement, the 462(b) Registration Statement and Prospectus and have participated in conferences with representatives of the Company, regulatory and other counsel for the Company, representatives of the independent accountants of the Company, you, your counsel and your representatives during which disclosures in the Registration Statement, the 462(b) Registration Statement and the Prospectus and related matters were discussed.  In addition, we have reviewed various documents and corporate records furnished to us by the Company, including the documents and records referred to above.

Based upon our participation in conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder, and, to the extent we have considered reasonable and necessary, relying as to factual matters upon the statements of officers and other representatives of the Company, we can advise that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement including the Rule 430A Information (other than financial statements and related notes and other accounting, financial data derived therefrom in the Registration Statement, as to which we express no opinion and give no advice) and the 462(b) Registration Statement at their effective date and at the date hereof contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (other than financial statements and related notes and other accounting, financial data derived therefrom in the Registration Statement, as to which we express no opinion and give no advice) at the date it bears and at the date hereof contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Subject to the foregoing, we also advise you that each of the Registration Statement and the 462(b) Registration Statement, each as of their respective effective date and as of the date hereof, and the Prospectus (other than financial statements and related notes and other accounting, financial data derived therefrom in the Registration Statement and the Prospectus, as to which we express no opinion and give no advice), as of the date it bears and the date hereof, complied as to form in all material respects to the requirements of Form S-1.

*********

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete (other than the Registration Statement and the Prospectus), each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite action, corporate or other (except to the extent set forth in numbered paragraph 6 and 7 above), and that such documents were duly executed and delivered by each party thereto (except to the extent set forth in numbered paragraphs 6 and 11 above); and that you have acted in good faith; and that the constitutionality or validity of a relevant statute, rule, regulation or agency is not at issue.

In preparing this letter we have relied without independent verification upon:  (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.  For purposes of numbered paragraph 2, except for the final sentence thereof, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted.  Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual awareness at the time this letter is delivered on the date it bears by all of the Kirkland & Ellis LLP lawyers who have devoted a significant amount of time to the negotiation or preparation of the Purchase Agreement, the Registration Statement, the 462(b) Registration Statement, the Prospectus, the Pre-Offering Transactions and the due diligence associated therewith or to any matters we believe relevant to the opinions contained in this letter after consultation with such other lawyers in our firm who spent substantial time representing the Company on other matters.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States (collectively, “Applicable Law”) to the extent specifically referred to herein, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Purchase Agreement or otherwise.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements (or any notes to any such statements) or other financial information set forth in (or omitted from) the Registration Statement, the 462(b) Registration Statement or the Prospectus or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. This letter does not cover any laws, statutes, governmental rules or regulations or decisions which in our experience are not generally applicable to transactions of the kind covered by the Purchase Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by you solely in your capacity as an underwriter in connection with the closing under the Purchase Agreement occurring today.  Without our written consent: (i) no person (including any person that acquires any Shares from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours

KIRKLAND & ELLIS LLP

SCHEDULE A

Reorganization Agreements

1. Letter Agreement by and among the RBC Bearings Incorporated, Roller Bearing Company of America, Inc., Whitney & Co. and Dr. Michael J. Hartnett, dated June 2005.

2. Employment Agreement dated as of July 1, 2005, and made between Roller Bearing Company of America, Inc., RBC Bearings Incorporated and Michael J. Hartnett, Ph.D.

3. Amendment No. 1 to that certain Second Amended and Restated Stockholders’ Agreement, dated as of August 15, 2005 by and among RBC Bearings Incorporated, Dr. Michael J. Hartnett and Hartnett Family Investments, L.P. and Whitney RBHC Investor, LLC and Whitney V, L.P. dated as of February 6, 2003.

4. Fifth Amended and Restated Credit Agreement, dated as of August 15, 2005 among Roller Bearing Company of America, Inc., as Borrower, the other credit parties signatory thereto, as Credit Parties, the lenders signatory thereto, as Lenders, General Electric Capital Corporation, as Agent and Lender, and GECC Capital Markets Group, Inc., as Lead Arranger.

5. Preferred Stock Agreement dated August 8, 2005 by and among the Company, Whitney RBHC Investor, LLC, a Delaware limited liability company and Dr. Michael J. Hartnett.

SCHEDULE B

Name	Jurisdiction of Incorporation/Formation	Other States in Which Qualified to do Business

RBC Bearings Incorporated	Delaware	Connecticut

Subsidiaries

Name	Jurisdiction of Incorporation/Formation	Other States in Which Qualified to do Business

Roller Bearing Company of America, Inc.	Delaware	California Connecticut New Jersey South Carolina Texas

RBC Precision Products - Plymouth, Inc.	Delaware	Indiana

Industrial Tectonics Bearings Corporation	Delaware	California

RBC Linear Precision Products, Inc.	Delaware	South Carolina

RBC Precision Products - Bremen, Inc.	Delaware	Indiana

RBC Nice Bearings, Inc.	Delaware	Pennsylvania

Tyson Bearing Company, Inc.	Delaware	Kentucky

RBC Oklahoma, Inc.	Delaware	Oklahoma

RBC Aircraft Products, Inc.	Delaware	Connecticut

RBC De Mexico S DE RL DE CV	Mexico

Schaublin Holding SA	Switzerland

Schaublin SA	Switzerland

J. Bovagnet SA	France

RBC France SAS	France

Schaublin Machines GMBH	Switzerland	Not a Subsidiary: 20% owned by Schaublin SA

Exhibit B

FORM OF OPINION OF COUNSEL FOR EACH SELLING SHAREHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(c)

August     , 2005

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

KeyBanc Capital Markets, a division of McDonald Investments, Inc.

Jefferies & Company, Inc.

As representatives (the “Representatives”) of the

several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, NY 10281-1209

Re:                               RBC Bearings Incorporated

Ladies and Gentlemen:

We are issuing this letter on behalf of the selling stockholders listed on Exhibit A hereto (the “Selling Stockholders”) pursuant to Section 5(c) of the Purchase Agreement (the “Purchase Agreement”) dated August 9, 2005, among you, as the underwriters, RBC Bearings Incorporated, a Delaware corporation (the “Company” or “RBC”) and the Selling Stockholders, relating to the sale to you of common shares, par value $0.01 per share, of the Company (the “Shares”).  Each term used but not defined herein has such meaning as ascribed to such term in the Purchase Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)                                  an executed copy of the Purchase Agreement;

(b)                                 an executed copy of the Power of Attorney and Custody Agreement entered into by the Selling Stockholders (the “Power of Attorney and Custody Agreement”);

(c)                                  copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Initial Securities sold by the Selling Stockholders under the Purchase Agreement;

(d)                                 the Registration Statement filed on Form S-1 (No, 333-124824), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) on May 11, 2005, as amended by Amendment No. 1 thereto filed with the Commission and dated June 27, 2005, Amendment No. 2 thereto filed with the Commission and dated July 26, 2005, Amendment No. 3 thereto filed with the Commission and dated August 5, 2005, and Amendment No. 4 thereto filed with the Commission and dated August 8, 2005, including the prospectus contained therein (the “Registration Statement”); and

(e)                                  the Registration Statement filed on Form S-1 (No. 333-127374) filed with the Commission and dated August 9, 2005 pursuant to Rule 462(b) of the Securities Act (the “462(b) Registration Statement”);

(f)                                    the Company’s prospectus dated August 9, 2005 covering the offering of the Shares through the Underwriters, in the form which includes the initial offering price and related terms of the Shares (the “Prospectus”); and

(g)                                 such other documents, records and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.                                       Each Selling Stockholder has authorized (to the extent applicable), executed and delivered the Power of Attorney and Custody Agreement, such agreement constituting a binding agreement of such Selling Stockholder, and the Attorney-in-Fact (as defined in the Power of Attorney and Custody Agreement), on behalf of each Selling Stockholder, has executed and delivered the Purchase Agreement.

2.                                       The Purchase Agreement has been duly authorized and executed by the Attorney-in-Fact on behalf of each Selling Stockholder.

3.                                       Each Attorney-in-Fact has been duly authorized by each Selling Shareholder to deliver the Securities on behalf of such Selling Stockholder in accordance with the terms of the Purchase Agreement and the Power of Attorney and Custody Agreement.

4.                                       The execution and delivery of the Purchase Agreement and the Power of Attorney and Custody Agreement by, or on behalf of, each Selling Stockholder, and the performance of each Selling Stockholder’s obligations thereunder, and the sale of the Initial Securities to be sold by each Selling Stockholder in accordance with the provisions of the Purchase Agreement and the Power of Attorney and Custody Agreement will not (i) violate the organizational documents or bylaws of such Selling Stockholder (to the extent applicable), (ii) constitute a violation by such Selling Stockholder of any applicable provision of any Applicable Law (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, as to which we have not been requested to express and therefore we do not express an opinion), or (iii) breach, or result in a default under, any existing obligation of each Selling Stockholder or result in the creation of any lien, charge or encumbrance under any material debt agreements and instruments of or binding on such Selling Stockholder, in each case other than such violations, breaches, defaults, liens, charges or encumbrances which, individually or in aggregate, would not materially and adversely affect such Selling Stockholder’s ability to perform its, his or her obligations under the Purchase Agreement or the Power of Attorney and Custody Agreement.

5.                                       No consent, approval, authorization or order of any court or governmental agency or body is required for the transfer and sale of the Initial Securities by each Selling Stockholder or the consummation by each Selling Stockholder of the transactions (including, but not limited to, the Pre-Offering Transactions) contemplated by the Purchase Agreement and the Power of Attorney and Custody Agreement, except for registration under the Securities Act or the Securities Exchange Act of 1934, as amended, and such consents, approvals or authorizations as may be required under the state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Initial Securities by the Underwriters.

6.                                       Each Selling Stockholder will be, immediately prior to the Date of Delivery, the sole registered owner of the Initial Securities to be sold by such Selling Stockholder.  Upon payment for the Initial Securities to be sold by each Selling Stockholder to each of the several Underwriters as provided in the Purchase Agreement, the delivery of such Initial Securities to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (A) the registration of such Initial Securities in the name of Cede or such other nominee and the crediting of such Initial Securities on the records of DTC to security accounts in the name of such Underwriter (assuming neither DTC nor such Underwriter has notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Initial Securities and (B) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against such Underwriter, it being understood that for purposes of this opinion, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Initial Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

*********

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite action, corporate or other (except to the extent set forth in numbered paragraph 1 above), and that such documents were duly executed and delivered by each party thereto (except to the extent set forth in numbered paragraph 1 above); and that you have acted in good faith.  We have also made other assumptions, which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) factual information represented to be true in the Purchase Agreement, the Power of Attorney and Custody Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (ii) factual information provided to us by the Selling Stockholders or its representatives; and (iii) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted..  Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual awareness at the time this letter is delivered on the date it bears by all of the Kirkland & Ellis LLP lawyers who have devoted a significant amount of time representing the Selling Stockholders in connection with the offering effected pursuant to the Prospectus after consultation with such other lawyers in our firm who spend substantial time representing the Selling Stockholders on other matters.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States (collectively, “Applicable Law”) to the extent specifically referred to herein, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Purchase Agreement or otherwise.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements (or any notes to any such statements) or other financial information set forth in (or omitted from) the Registration Statement, the 462(b) Registration Statement or the Prospectus or (iii) any rules and regulations of the National Association of Securities Dealers, Inc., (iv) provisions of the Purchase Agreement or the Power of Attorney and Custody Agreement which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws or (v) Section 16 of the Securities Exchange Act of 1934 and any rules or regulations promulgated thereunder.  This letter does not cover any laws, statutes, governmental rules or regulations or decisions which are not generally applicable to transactions of the kind covered by the Purchase Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by you solely in connection with the provision of the Purchase Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any other purpose.  Without our written consent: (i) no person (including any person that acquires any Shares from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours

KIRKLAND & ELLIS LLP

EXHIBIT A

Selling Stockholders

Name	No. of Initial Securities

Michael J. Hartnett	295,827
Hartnett Family Investments, L.P.	405,173
Philip H. Beausoleil	26,000
Thomas C. Crainer	17,000
Richard J. Edwards	64,000
Tom King	10,000
Ronald Lemansky	27,000
George Sabochick	9,000
Frederick Morlok	81,425
Kirk Morrison	33,476
Christopher Thomas	16,000
Whitney RBHC Investor, LLC	2,030,099

Total	3,015,000